EXHIBIT 99.1

             EXPRESS SCRIPTS' FIRST QUARTER EPS INCREASES 38 PERCENT Acquisitions and Effective Integration Efforts Continue to Fuel Earnings Growth

     ST. LOUIS, April 21, 1999--Express Scripts, Inc. (NASD: ESRX) today reported net income of $13.5 million for the three months ended March 31, 1999, a 37 percent increase over $9.9 million in the same period of 1998. The company earned 40 cents per share on a diluted basis, a 38 percent increase compared with 29 cents per share on a diluted basis in the same period of 1998.

     In the first quarter of 1999, net revenues were $899.1 million, a 142 percent increase over $371.4 million in the same period of 1998. Cost and expenses for the first quarter of 1999 increased 144 percent to $870.1 million, compared with $357.3 million in the same period of 1998. Operating income increased by 107 percent to $29.0 million from $14.0 million in the same period of 1998. Growth in both revenues and expenses was due to the acquisition of ValueRx on April 1, 1998, and internal growth, offset to a degree by planned integration costs.

     "We are pleased to announce 38 percent growth in net income per share on a diluted basis for the first quarter, which demonstrates our ability to manage our core business effectively," said Barrett Toan, Express Scripts president and chief executive officer. "At the same time, we have advanced a number of important strategic initiatives, reinforcing our commitment to leverage our expertise and maximize new opportunities.

     "The growth in revenue and our earnings improvement reflect the successful progress of the integration of ValueRx into Express Scripts. We will be focused toward driving the benefits of top line revenue growth to earnings through economies of scale and operating synergies."

     During the first quarter of 1999, Express Scripts successfully converted 600,000 lives from its Tandem claims processing system to its Vnet system. This systems conversion is part of the plan to reduce the number of claims processing systems from the three platforms ValueRx had to one system by year-end.

     The number of pharmacy benefit covered lives at March 31, 1999, was approximately 23 million compared with approximately 12 million at the end of the first quarter of 1998, immediately prior to the acquisition of ValueRx, and approximately 23 million at year-end 1998.

     On April 1, 1999, the company completed the acquisition of Diversified Pharmaceutical Services, Inc. (DPS), a subsidiary of SmithKline Beecham (NYSE:
SBH). Express Scripts paid SmithKline $700 million in cash in the transaction, which was accounted for as a purchase. The acquisition, including transaction costs and the refinancing of the company's existing debt, was funded with $48 million from the company's cash, a $150 million bridge facility and $890 million from a $1.05 billion senior credit facility. The acquisition is anticipated to be non-dilutive to Express Scripts' recurring operating earnings in 1999. Express Scripts plans to use the net proceeds of its pending stock offering to reduce indebtedness incurred in connection with the acquisition.

     "Completing the acquisition of DPS - exactly one year after the acquisition of ValueRx - solidly positions Express Scripts at the forefront of the industry," Toan stated. "Our integration plan for DPS will follow a systematic process similar to our approach with ValueRx, allowing us to leverage the strengths of our combined organization to benefit our customers."

     Integration goals for the DPS acquisition include:

o Second quarter - Ensure service continuity and client satisfaction through the retention of employees and client communication; finalize plans to integrate service delivery and site operations, including call center, mail service, and account set-up; combine the sales, clinical and corporate administrative functions, and produce a detailed financial plan incorporating 1999 financial goals at the operating unit level.

o Third quarter - Combine existing contracts and contracting procedures related to both suppliers and providers; begin consolidation of administrative and operations functions between the former ValueRx and DPS staff in Minneapolis and complete the integration of the financial reporting systems; market the strengths of the combined organization; combine the rebate processing information systems; and integrate the DPS mail order volume into current mail order locations.


o Fourth quarter - Establish a combined enterprise-wide data warehouse and add enhancements to the claims processing system; expand virtual call center connectivity to improve response time and service among call center sites; introduce best practices for business processes and operations; consolidate benefit offerings for all employees for January 1, 2000, and expand the virtual call center to include the two DPS call centers.

     On March 29, 1999, the company announced the formation of a subsidiary, YourPharmacy.com, Inc., to launch two Internet sites that will offer consumers reliable drug information and convenient online shopping. Express Scripts will use its expertise to deliver these services through DrugDigest.org. and YourPharmacy.com, which the company plans to launch this summer.

     "These Internet initiatives are consistent with Express Scripts' approach with customers as a consultative partner, applying our industry leading clinical pharmacy expertise and customer service technology in new markets to help clients and members meet the challenges of rising drug costs and usage," Toan said. "In addition, the Express Scripts Internet strategy will help reduce operating costs by using Internet transactions, such as mail order refills, to replace more expensive manual activity."

     Express Scripts, Inc., is the nation's leading independent full-service pharmacy benefit management (PBM) and specialty managed care company. Through facilities in seven states and Canada, the company serves thousands of clients throughout North America, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

     The company provides fully-integrated PBM services, including network claims processing, mail-order pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug data analysis services, medical information management services, which include provider profiling and outcome assessments, through its Practice Patterns Science, Inc. subsidiary, and informed decision counseling services through its Express Health Line SM division. The company also provides non-PBM services, including infusion therapy services through its IVTx subsidiary and distribution services through its Specialty Distribution division.

     Express Scripts is headquartered in St. Louis, Missouri and has additional major sites in Minneapolis, Minnesota; Bensalem, Pennsylvania; Albuquerque, New Mexico; Tempe, Arizona; and Troy, New York. More information can be found at http://www.express-scripts.com.

     A registration statement relating to the sale of 4,500,000 shares of Class A Common Stock of Express Scripts has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. The company's actual results may differ significantly from those projected or suggested in any forward-looking statements. Certain factors relating to the acquisition of DPS discussed in this press release that might cause such a difference to occur include, but are not limited to, the loss of major clients of DPS, including UnitedHealth Group, whose contract expires in May, 2000 and which accounts for approximately 44 percent of DPS's total membership; higher than expected costs in integrating and operating the combined company; risks inherent in refinancing a bridge loan facility used to finance a portion of the acquisition price; and the failure to consummate the proposed common stock offering.

     Other general factors that may impact these forward-looking statements include but are not limited to: (i) risks associated with the consummation and financing of acquisitions, including the ability to successfully integrate the operations of acquired businesses with our existing operations, client retention issues, and risks inherent in the acquired entities operations; (ii) risks associated with obtaining financing and capital; (iii) risks associated with our ability to manage growth; (iv) competition, including price competition, competition in the bidding and proposal process and our ability to consummate contract negotiations with prospective clients; (v) the possible termination of contacts with certain key clients or providers; (vi) the possible termination of contracts with certain pharmaceutical manufacturers, changes in pricing, discount, rebate or other practices of pharmaceutical manufacturers; (vii) adverse results in litigation; (viii) adverse results in regulatory matters, the adoption of adverse legislation or regulations, more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations; (ix) developments in the healthcare industry, including the impact of increases in healthcare costs, changes in drug utilization patterns and introductions of new drugs; (x) risks associated with the "Year 2000" issue; (xi) dependence on key members of management; (xii) our relationship with New York Life Insurance Company, which possesses voting control of the Company; (xiii) other risks described from time to time in our filings with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables Follow

                              EXPRESS SCRIPTS, INC.

                        Unaudited Statement of Operations
              (in thousands, except per share and percentage data)


                                                             Three Months Ended
                                                                   March 31,
                                                           1999                  1998                    % Change
                                                       ------------          ------------                 --------

Net revenues                                             $ 899,087             $ 371,362                142.1%
                                                         ---------             ---------

Cost and expenses:
  Cost of revenues                                         823,647               338,492                143.3%
  Selling, general and administrative                       46,440                18,826                146.7%
                                                       -----------          ------------
                                                           870,087               357,318                143.5%
                                                        ----------           -----------
Operating income                                            29,000                14,044                106.5%

Interest income (expense):
  Interest income                                            1,393                 2,138                -34.8%
  Interest expense                                         (6,222)                  (14)                    nm
                                                       -----------        --------------
                                                           (4,829)                 2,124               -327.4%
                                                       -----------         -------------
Income before income taxes                                  24,171                16,168                 49.5%
Provision for income taxes                                  10,628                 6,290                 69.0%
                                                       -----------         -------------
Net income                                                 $13,543                $9,878                 37.1%
                                                        ==========          ============

Basic earnings per share                                     $0.41                 $0.30                 36.7%
                                                      ============         =============

Weighted average number of common shares
  outstanding during the period - basic                     33,211                33,053                  0.5%
                                                       ===========          ============

Diluted earnings per share                                   $0.40                 $0.29                 37.9%
                                                      ============         =============

Weighted average number of common shares
  outstanding during the period - diluted                   34,154                33,579                  1.7%
                                                       ===========          ============

nm - not meaningful

                              EXPRESS SCRIPTS, INC.

                             Unaudited Balance Sheet
                                 (in thousands)


                                                      March 31,             December 31,                 March 31,
                                                        1999                    1998                        1998
                                                -------------------     -------------------           -------------
ASSETS
Current assets
     Cash and cash equivalents                          $  115,838            $  122,589            $   84,556
     Short-term investments                                                                             59,272
     Receivables, net                                      446,453               433,006               199,959
     Inventories                                            55,234                55,634                26,721
     Deferred taxes                                         41,841                41,011                 2,303
     Prepaid expenses                                        3,761                 4,667                 1,545
                                                     -------------          ------------          ------------
         Total current assets                              663,127               656,907               374,356

Property and equipment, net                                 73,346                77,499                27,850
Goodwill, net                                              268,081               282,163                   251
Other assets                                                92,396                78,892                12,287
                                                      ------------          ------------          ------------

Total assets                                            $1,096,950            $1,095,461            $  414,744
                                                      ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Current portion of long-term debt                $     54,000          $     54,000       $             -
     Claims and rebate payable                             331,525               338,251               153,551
     Accounts payable                                       65,715                60,247                23,849
     Accrued expenses                                       71,666                86,798                21,724
                                                       -----------           -----------          ------------
         Total current liabilities                         522,906               539,296               199,124

Long-term debt                                             306,000               306,000                     -
Other long-term liabilities                                    502                   471                   690
                                                    --------------        --------------          ------------
Total liabilities                                          829,408               845,767               199,814

Total stockholders' equity                                 267,542               249,694               214,930
                                                       -----------           -----------             ---------

Total liabilities and stockholders' equity              $1,096,950            $1,095,461             $ 414,744
                                                        ==========            ==========             =========

                              EXPRESS SCRIPTS, INC.

                          Unaudited Non-Financial Data
                     (in thousands, except percentage data)


                                                               Three Months Ended
                                                                     March 31,
                                                     --------------------------------------
                                                           1999                  1998             % Change
                                                     ---------------        ---------------       --------
Drug spending                                           $1,450,481            $  678,263            113.9%

Pharmacy network claims processed                           36,028                19,028             89.3%

Mail pharmacy prescriptions filled                           2,279                 1,069            113.2%

EBITDA (1)                                            $     37,520           $    16,440            128.2%




                             Selected Ratio Analysis

          Debt to EBITDA ratio                            2.4    (2)
          Interest coverage ratio                         6.0    (2)
          Debt to enterprise value                       11.1%   (3)
          Cash value per share                           $3.43   (3)
          Book value per share                           $7.93   (3)

(1) EBITDA is earnings before interest, taxes, depreciation and amortization (operating income plus depreciation and amortization). EBITDA is presented because it is a widely accepted indicator of a company's ability to incur and service indebtedness. EBITDA, however, should not be considered as an alternative to net income as a measure of operating performance or an alternative to cash flow as a measure of liquidity. In addition, our definition of EBITDA may not be comparable to that reported by other companies.

(2) Annualized.

(3) Based on financial information as of March 31, 1999.